EXHIBIT 23.1

                                                                A Partnership of
                                                      Incorporated Professionals
DAVIDSON & COMPANY=========Chartered Accountants================================









                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

As independent chartered accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated April 8, 2000 included in the Kidstoysplus.com, Inc. Annual Report on Form 10-KSB for the fiscal year ended January 31, 2000 filed with the Securities and Exchange Commission on May 12, 2000, and we consent to all references to our firm included in this Form S-8 Registration Statement. We also hereby consent to the incorporation by reference in this Form S-8 of our report dated May 19, 1999 included in the Kidstoysplus.com, Inc., Registration Statement on Form 10-SB filed pursuant to Section 12(b) or 12(g) of the Exchange Act, filed on June 18, 1999, as amended on September 23, 1999, and as amended on October 26, 1999.

                                                         /s/ Davidson & Company
Vancouver, Canada                                         Chartered Accountants
May 26, 2000



                          A Member of SC INTERNATIONAL
                          =============================

     Suite 1200, Stock Exchange Tower, 609 Granville Street, P.O. Box 10372,
                Pacific Centre, Vancouver, B.C., Canada V7Y 1G6
                Telephone (604) 687-0947   Fax (604) 687-6172